Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Amendment No. 1 to the Quarterly Report of CNB Bancorp, Inc., (the “Company”) on Form 10-QSB for the period ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Robert E. Spencer, Jr., President and Chief Executive Officer of the Company, and Elizabeth T. Beale, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This 2nd day of December, 2005.

/s/ Robert E. Spencer, Jr.
Chief Executive Officer

/s/ Elizabeth T. Beale
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.